Exhibit (j)(ii) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 90 to the Registration Statement No. 33-31602 on Form N-1A of Money Market Obligations Trust including Government Obligations Fund, Government Obligations Tax-Managed Fund, Municipal Obligations Fund, Prime Cash Obligations Fund, Prime Management Obligations Fund, Prime Obligations Fund, Prime Value Obligations Fund, Tax-Free Obligations Fund, and Treasury Obligations Fund of our reports dated September 22, 2006 relating to the financial statements and financial highlights in the Annual Reports on Form N-CSR of the Money Market Obligations Trust for the year ended July 31, 2006.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 24, 2007